UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): May 3, 2013 (April 29, 2013)

HealthWarehouse.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-13117	22-2413505
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

7107 Industrial Road
Florence, Kentucky	41042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 748-7001

________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	On April 29, 2013, John Backus submitted a letter addressed to the Board of Directors (the “Board”) of HealthWarehouse.com, Inc. (the “Company”), in which he informed the Company of his resignation as a director on the Board, effective immediately. A copy of Mr. Backus’ resignation letter is attached hereto as Exhibit 99.1. Mr. Backus was a member of the Board Compensation Committee.

Mr. Backus stated in his resignation letter that his resignation was due to certain disagreements with the Company on matters relating to the following: (i) lack of visibility into the operations and management of the Company; (ii) lack of confidence in the strategic direction the Company is pursuing; (iii) the approach the Company has used to raise money; (iv) the Chief Executive Officer’s (“CEO”) failure to properly communicate with the Board; (v) lack of confidence in the CEO’s ability to execute a successful strategy; and (vi) the inability of certain members of the Board to obtain information about the performance of the Company. In his resignation letter, Mr. Backus also described several specific events related to the foregoing disagreements, and stated that the Company’s management and other Board members were informed of his concerns.

The Company disagrees with the characterizations and positions taken by Mr. Backus in the attached letter, including certain statements that the Company believes to be factually inaccurate. Pursuant to the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Backus with a copy of this Form 8-K concurrent with the filing with the Securities and Exchange Commission today.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 – John Backus resignation letter, dated April 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 3, 2013	HEALTHWAREHOUSE.COM, INC.

By: /s/ Lalit Dhadphale
Lalit Dhadphale
President and Chief Executive Officer